Exhibit 99.2

First Reliance Bancshares, Inc. and Subsidiary

Report on Consolidated Financial Statements

As of and for the years ended December 31, 2025 and 2024

First Reliance Bancshares, Inc. and Subsidiary

Contents

Page
Independent Auditor’s Report	F-2 – F-3
Consolidated Financial Statements
Consolidated Balance Sheets	F-4 – F-5
Consolidated Statements of Operations	F-6
Consolidated Statements of Comprehensive Income	F-7
Consolidated Statements of Changes in Shareholders’ Equity	F-8
Consolidated Statements of Cash Flows	F-9 – F-10
Notes to Consolidated Financial Statements	F-11 – F-55

F-1

Independent Auditor’s Report

The Board of Directors
First Reliance Bancshares, Inc.

Opinion

We have audited the consolidated financial statements of First Reliance Bancshares, Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

F-2

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Charleston, South Carolina
March 26, 2026

F-3

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024

	2025	2024
Assets
Cash and cash equivalents:
Cash and due from banks	$4,030,940	$4,603,658
Interest-bearing deposits with other banks	28,100,935	42,623,441
Total cash and cash equivalents	32,131,875	47,227,099
Marketable equity securities	148,427	137,172
Securities available-for-sale	195,895,017	175,845,558
Nonmarketable equity securities	1,764,000	748,500
Total investment securities	197,807,444	176,731,230
Mortgage loans held for sale	12,279,860	20,973,857
Loans receivable	779,934,929	753,738,418
Less allowance for credit losses	(8,826,565)	(8,434,000)
Loans, net	771,108,364	745,304,418
Premises, furniture and equipment, net	24,348,264	21,352,793
Accrued interest receivable	4,349,173	3,958,321
Cash surrender value life insurance	19,029,429	18,608,410
Net deferred tax assets	6,116,763	7,708,907
Mortgage servicing rights	14,655,573	13,410,262
Core deposit intangibles	2,563	26,139
Goodwill	690,917	690,917
Right of use asset	3,676,602	4,160,392
Other assets	7,161,943	6,951,745
Total assets	$1,093,358,770	$1,067,104,490
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$254,618,102	$227,470,632
Interest-bearing transaction accounts	92,309,995	140,115,649
Savings	457,098,561	422,229,349
Time deposits $250,000 and over	41,036,295	44,217,653
Other time deposits	103,056,877	117,377,595
Total deposits	948,119,830	951,410,878
Advances from Federal Home Loan Bank	20,000,000	—
Subordinated debentures	9,476,631	15,444,267
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable	701,892	1,079,127
Lease liability	4,324,991	4,968,426
Reserve for unfunded commitments	822,000	428,000
Other liabilities	6,537,864	5,707,476
Total liabilities	1,000,293,208	989,348,174

See Notes to Consolidated Financial Statements

F-4

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024

	2025	2024
Shareholders’ Equity
Series D non-cumulative preferred stock, $0.01 par value; 70,000 shares authorized; 51,332 and 52,332 shares issued and outstanding at December 31, 2025 and 2024, respectively	513	523
Common stock, $0.01 par value; 20,000,000 shares authorized; 8,804,275 and 8,763,718 shares issued; and 7,831,923 and 8,032,701 shares outstanding at December 31, 2025 and 2024, respectively	88,043	87,637
Capital surplus	56,869,147	55,789,669
Treasury stock, at cost, 972,352 and 731,017 shares at December 31, 2025 and 2024, respectively	(8,084,621)	(5,698,816)
Nonvested restricted stock	(1,949,299)	(2,339,968)
Retained earnings	50,577,487	39,671,092
Accumulated other comprehensive loss	(4,435,708)	(9,753,821)
Total shareholders’ equity	93,065,562	77,756,316
Total liabilities and shareholders’ equity	$1,093,358,770	$1,067,104,490

See Notes to Consolidated Financial Statements

F-5

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2025 and 2024

	2025	2024
Interest income:
Loans, including fees	$46,309,838	$42,813,692
Investment securities:
Taxable	8,869,041	7,787,336
Tax exempt	43,662	43,620
Other interest income	1,551,973	1,844,892
Total	56,774,514	52,489,540
Interest expense:
Deposits	17,867,579	18,414,151
Federal Home Loan Bank advances	817,258	1,220,065
Subordinated debentures	1,141,800	1,458,098
Other interest expense	2,775	16,799
Total	19,829,412	21,109,113
Net interest income	36,945,102	31,380,427
Provision for credit losses on loans	567,058	299,334
Provision for credit losses on unfunded commitments	394,000	20,513
Net interest income after provision for credit losses	35,984,044	31,060,580
Noninterest income:
Mortgage banking income	5,919,303	4,803,131
Service charges on deposit accounts	1,434,648	1,296,841
Other service charges, commissions, and fees	2,129,818	2,165,491
Income from bank owned life insurance	421,019	417,519
Loss on sale of investment securities	(475,939)	(308,098)
Gain on sale of branches / deposit premium	2,312,619	—
Gain on early extinguishment of debt	140,000	—
Gain (loss) on disposal of fixed assets	181,757	(818,262)
Other	660,421	642,458
Total	12,723,646	8,199,080
Noninterest expenses:
Salaries and benefits	21,784,527	19,281,119
Occupancy and equipment	3,022,130	3,416,266
Data processing, technology, and communications	4,575,536	4,336,172
Professional fees	681,224	738,802
Marketing	523,700	431,159
Other	4,132,451	3,396,185
Total	34,719,568	31,599,703
Income before income taxes	13,988,122	7,659,957
Income tax expense	3,081,727	1,737,139
Net income	$10,906,395	$5,922,818
Average common shares outstanding, basic	7,851,400	7,846,631
Average common shares outstanding, diluted	8,328,132	8,294,109
Income per common share:
Basic income per common share	$1.39	$0.75
Diluted income per common share	1.31	0.71

See Notes to Consolidated Financial Statements

F-6

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the years ended December 31, 2025 and 2024

	2025	2024
Net income	$10,906,395	$5,922,818
Other comprehensive gain, net of tax:
Unrealized holding gains on securities available-for-sale	6,567,920	777,000
Reclassification adjustment for realized losses included in earnings	475,939	308,098
Income tax expense	(1,725,746)	(265,849)
Other comprehensive gain, net of tax	5,318,113	819,249
Comprehensive income	$16,224,508	$6,742,067

See Notes to Consolidated Financial Statements

F-7

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the years ended December 31, 2025 and 2024

	Preferred Stock		Common Stock		Capital Surplus	Treasury Stock	Nonvested Restricted Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2023	52,332	523	8,772,329	87,723	55,471,379	(4,821,348)	(2,517,557)	33,748,274	(10,573,070)	71,395,924
Net income	—	—	—	—	—	—	—	5,922,818	—	5,922,818
Other comprehensive income, net of tax	—	—	—	—	—	—	—	—	819,249	819,249
Net issuance of Common Stock	—	—	28,389	284	102,525	—	—	—	—	102,809
Restricted stock forfeitures	—	—	(37,000)	(370)	(597,855)	—	—	—	—	(598,225)
Net change in restricted stock	—	—	—	—	—	—	177,589	—	—	177,589
Stock based compensation	—	—	—	—	813,620	—	—	—	—	813,620
Purchase of treasury stock	—	—	—	—	—	(877,468)	—	—	—	(877,468)
Balance, December 31, 2024	52,332	$523	8,763,718	$87,637	$55,789,669	$(5,698,816)	$(2,339,968)	$39,671,092	$(9,753,821)	$77,756,316
Net income	—	—	—	—	—	—	—	10,906,395	—	10,906,395
Other comprehensive income, net of tax	—	—	—	—	—	—	—	—	5,318,113	5,318,113
Conversion of Preferred stock – Series D to Common stock	(1,000)	(10)	1,000	10	—	—	—	—	—	—
Net issuance of Common Stock	—	—	43,557	436	122,061	—	—	—	—	122,497
Restricted stock forfeitures	—	—	(4,000)	(40)	(35,960)	—	—	—	—	(36,000)
Net change in restricted stock	—	—	—	—	—	—	390,669	—	—	390,669
Stock based compensation	—	—	—	—	993,377	—	—	—	—	993,377
Purchase of treasury stock	—	—	—	—	—	(2,385,805)	—	—	—	(2,385,805)
Balance, December 31, 2025	51,332	$513	8,804,275	$88,043	$56,869,147	$(8,084,621)	$(1,949,299)	$50,577,487	$(4,435,708)	$93,065,562

See Notes to Consolidated Financial Statements

F-8

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net income	$10,906,395	$5,922,818
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for credit losses on loans	567,058	299,334
Provision for credit losses on unfunded commitments	394,000	20,513
Depreciation expense	1,091,648	1,166,807
Gain on change in fair value of marketable equity securities	(11,255)	(8,655)
Net discount accretion on investment securities	(523,866)	(26,719)
Discount accretion on purchased loans	(83,151)	(163,932)
Net gain on disposal of fixed assets	(181,757)	279,988
Loss on sale of investment securities	475,939	308,098
Gain on sale of branches / deposit premium	(2,312,619)	—
Gain on early extinguishment of debt	(140,000)	—
Originations of mortgages held for sale	(338,491,937)	(280,554,791)
Proceeds from sales of mortgages held for sale	353,105,237	271,539,977
Mortgage banking income	(5,919,303)	(4,803,131)
Write down of right of use assets	—	538,274
Core deposit intangible amortization	23,576	48,177
Amortization of debt issuance costs	32,364	31,570
Deferred income taxes, net of valuation allowance	(133,602)	(199,461)
Increase in cash surrender value of life insurance	(421,019)	(417,518)
Stock based compensation expense	993,377	813,620
Decrease in ROU asset	483,790	643,699
Increase in mortgage servicing rights, net	(1,245,311)	(1,772,088)
Increase in accrued interest receivable	(390,852)	(504,863)
Increase in other assets	(210,197)	(1,115,068)
(Decrease) Increase in accrued interest payable	(377,235)	2,759
Decrease in lease liabilities	(643,435)	(624,508)
Increase (decrease) in other liabilities	970,388	(350,283)
Net cash provided (used) by operating activities	17,958,233	(8,925,383)
Cash flows from investing activities:
Purchases of securities available-for-sale	(51,079,189)	(47,608,326)
Maturities of securities available-for-sale	30,054,579	35,738,970
Proceeds on sales of securities available-for-sale	8,066,937	8,227,090
Net (increase) decrease in nonmarketable equity securities	(1,015,500)	201,300
Net increase in loans receivable	(26,287,853)	(48,160,923)
Purchases of premises, furniture and equipment	(4,770,138)	(564,385)
Proceeds from disposal of premises, furniture and equipment	864,776	63,145
Net cash used in investing activities	(44,166,388)	(52,103,129)

See Notes to Consolidated Financial Statements

F-9

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2025 and 2024

	2025	2024
Cash flows from financing activities:
Net increase in demand deposits, interest-bearing transaction accounts and savings accounts	16,523,647	100,456,596
Net decrease in certificates of deposit and other time deposits	(17,502,076)	(7,642,225)
Net increase (decrease) in advances from Federal Home Loan Bank	20,000,000	(5,000,000)
Net decrease in securities sold under agreements to repurchase	—	(307,517)
Redemption of subordinated indebtedness	(6,000,000)	—
Issuance of common stock	122,497	102,809
Forfeitures of restricted stock	(36,000)	(598,225)
Decrease in nonvested restricted stock	390,669	177,589
Purchase of treasury stock	(2,385,806)	(877,468)
Net cash provided by financing activities	11,112,931	86,311,559
Net (decrease) increase cash and cash equivalents	(15,095,224)	25,283,047
Cash and cash equivalents, beginning of year	47,227,099	21,944,052
Cash and cash equivalents, end of year	$32,131,875	$47,227,099
Cash paid during the year for:
Income taxes	$3,209,000	$1,948,000
Interest	20,063,646	21,106,354
Supplemental noncash investing and financing activities:
Net change in unrealized gains on investment securities	$5,318,113	$819,249

See Notes to Consolidated Financial Statements

F-10

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies

Organization:

First Reliance Bancshares, Inc. (the “Company”) was incorporated under the laws of the State of South Carolina on April 12, 2001 to serve as a bank holding company for its subsidiary, First Reliance Bank (the “Bank”), and acquired all of the shares of the Bank on April 1, 2002 in a statutory share exchange. First Reliance Bank was incorporated on August 9, 1999 and commenced business on August 16, 1999. The principal business activity of the Bank is to provide banking services to domestic markets throughout South Carolina. The Bank is a South Carolina chartered commercial bank, and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). The consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiary after elimination of all significant intercompany balances and transactions. In 2005, the Company formed First Reliance Capital Trust I (the “Trust”) for the purpose of issuing trust preferred securities. In accordance with current accounting guidance, the Trust is not consolidated in these financial statements. In May of 2025, the Bank sold both of the branch locations in North Carolina to Carter Bank from Martinsville, Virginia.

Management’s estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses (“ACL”) on loans, including valuation allowances of specifically reviewed loans, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of investment securities. In connection with the determination of the ACL on loans and valuation of foreclosed real estate, management obtains independent appraisals in accordance with regulatory policy. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the ACL may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s ACL on loans and reserves on foreclosed real estate. Such agencies may require the Company to recognize additions to the ACL based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the ACL on loans, unfunded commitments, and evaluation of reserves on foreclosed real estate may change materially in the near term.

Concentrations of credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of loans receivable, investment securities, federal funds sold and amounts due from banks.

The Company makes loans to individuals and small businesses for various personal and commercial purposes primarily throughout South Carolina and North Carolina. At December 31, 2025 and 2024, the majority of the total loan portfolio was to borrowers from within these areas.

The Company’s loan portfolio is not concentrated in loans to any single borrower or a relatively small number of borrowers. Additionally, management is not aware of any concentrations of loans to groups of borrowers or industries that would also be affected by sector-specific economic conditions.

F-11

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risk from concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g., principal deferral periods, loans with initial interest-only periods, etc.), and loans with high loan-to-value ratios. Management has determined that there is minimal concentration of credit risk associated with its lending policies or practices.

There are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan’s life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e., balloon payment loans). These loans are underwritten and monitored to manage the associated risks, and management believes that these particular practices do not subject the Company to unusual credit risk. The Company’s investment portfolio consists principally of obligations of the United States or its corporations, obligations of state and local governments, collateralized loan obligations, and corporate securities. In the opinion of management, there is minimal concentration of credit risk in its investment portfolio. The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

Accounting Standards Adopted in 2025

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” The amendments in this update enhance the transparency and decision usefulness of income tax disclosures. This ASU requires disclosures of specific categories and disaggregation of information in the rate reconciliation table. The ASU also requires disclosure of disaggregated information related to income taxes paid, income or loss from continuing operations before income tax expense or benefit, and income tax expense or benefit from continuing operations. The amendments are effective for annual periods beginning January 1, 2025, and did not have a material effect of its financial statements.

Recently issued accounting pronouncements, not yet effective or adopted:

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40), further clarified by ASU No. 2025-01. The update requires disclosure of specified information about certain expenses, including: employee compensation, depreciation and intangible asset amortization included in each relevant expense caption. The update also requires disclosure of certain other expenses, gains and losses that are already required to be disclosed in the same disclosure as other disaggregation requirements. This guidance is effective for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. The Company does not expect the new guidance to have a material impact on its consolidated financial statements.

In November 2025, the FASB issued ASU 2025-08, “Financial Instruments — Credit Losses (Topic 326): Purchased Loans.” Under Topic 326, when loans are purchased the acquirer is required to make a determination as to which loans are PCD and which are non-PCD. PCD loans are then accounted for using the gross-up approach, which requires the recognition of an ACL for the estimate of credit losses at acquisition date by recording an offsetting gross-up adjustment to the purchase price of the acquired financial asset. Under this amendment, the gross-up approach is expanded and applied to non-PCD loans (except credit cards) that are deemed to be seasoned. A purchased seasoned loans is defined as a loan (excluding credit cards) that is acquired without credit deterioration and acquired either through a business combination transaction, or acquired at least 90 days after origination where the acquirer was not involved in the origination of the loan. This update is effective for annual reporting periods beginning after December 15, 2026.

F-12

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Debt securities available-for-sale:

Debt securities available-for-sale (AFS) are carried at amortized cost and adjusted to fair value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded as part of accumulated other comprehensive income in shareholders’ equity, net of deferred income taxes. Reductions in market value considered by management to be credit related are recorded in an ACL account and reported as provision for credit losses in the income statement. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale. The amortization of premiums is recognized to the first call date and accretion of discounts are recognized in interest income using a methodology that approximates a level yield of interest over the estimated remaining period to maturity.

Allowance for credit losses — AFS securities

For AFS securities, management evaluates all investments in an unrealized loss position on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. If the Company has the intent to sell the security, or it is more likely than not that the Company will be required to sell the security, the security is written down to fair value, and the entire loss is recorded in earnings.

If either of the above criteria is not met, the Company evaluates whether the decline in fair value is the result of credit losses or other factors. In making the assessment, the Company may consider various factors including the extent to which fair value is less than amortized cost, performance on any underlying collateral, downgrades in the ratings of the security by a rating agency, the failure of the issuer to make scheduled interest or principal payments and adverse conditions specifically related to the security. If the assessment indicates that a credit loss exists, the present value of cash flows expected to be collected is compared to the amortized cost basis of the security and any excess is recorded as an allowance for credit loss, limited to the amount that the fair value is less than the amortized cost basis. Any amount of unrealized loss that has not been recorded through an allowance for credit loss is recognized in other comprehensive income.

Changes in the allowance for credit loss are recorded as provision for (or reversal of) credit loss expense. Losses are charged against the allowance for credit loss when management believes an AFS security is confirmed to be uncollectible or when either of the criteria regarding intent or requirement to sell is met. At December 31, 2025 and 2024, there was no allowance for credit loss related to the AFS portfolio.

Accrued interest receivable on AFS securities totaled $1,357,115 and $1,323,911 at December 31, 2025 and 2024, respectively, and was excluded from the estimate of credit losses.

Marketable equity securities:

Marketable equity securities are carried at fair value, with changes in fair value recorded within other noninterest income in the consolidated statements of operations. Dividends received on marketable equity securities are included as a separate component of interest income.

F-13

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Nonmarketable equity securities:

At December 31, 2025 and 2024, nonmarketable equity securities consist of the following:

	2025	2024
Federal Home Loan Bank stock	$1,705,900	$690,400
Community Bankers Bank stock	58,100	58,100
Total	$1,764,000	$748,500

Nonmarketable equity securities are carried at cost since there is no quoted market value and no ready market exists. Investment in the Federal Home Loan Bank of Atlanta (“FHLB”) is a condition to borrowing from that bank, and the stock is pledged to collateralize such borrowings. Dividends received on nonmarketable equity securities are included as a separate component of interest income.

Loans receivable:

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their amortized cost basis, net of any charge-offs. Amortized cost is the principal balance outstanding, net of purchase premiums or discounts and deferred fees and costs. Accrued interest receivable related to loans totaled $2,981,367 and $2,634,410 at December 31, 2025 and 2024, respectively, was reported in accrued interest receivable on the consolidated balance sheets, and excluded from estimated credit losses. Interest income is recognized in the period earned and is computed based upon the unpaid principal balance.

When serious doubt exists as to the collectability of a loan or when a loan becomes contractually 90 days past due as to principal or interest, interest income is discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed. Loans are removed from nonaccrual status when they become current as to both principal and interest, when concern no longer exists as to the collectability of the principal and interest, and after a sufficient history of satisfactory payment performance has been established. Past due status is based on contractual terms of the loan. A loan is considered to be past due when a scheduled payment has not been received 30 days after the contractual due date.

Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment of the related loan yields. Generally, these amounts are amortized over the contractual life of the related loans or commitments using a straight-line method.

Allowance for credit losses- Loans:

The allowance for credit losses represents the portion of the loan’s amortized cost basis that the Company does not expect to collect due to credit losses over the loan’s life, considering past events, current conditions, and reasonable and supportable forecasts of future economic conditions. Credit losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for credit losses is based on the loan’s amortized cost basis, excluding accrued interest receivable, as the Company promptly charges off uncollectible accrued interest receivable. Management’s determination of the appropriateness of the allowance is based on periodic evaluation of the loan portfolio, lending-related commitments and other relevant factors, including macroeconomic forecasts and historical loss rates. In the future, the Company may update information and forecasts that may cause significant changes in the estimate in those future quarters.

F-14

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

The Company calculates its expected credit loss using a non-discounted cash flow methodology that calculates the lifetime loss rate. Loss estimates within the collectively assessed population, used for loans that share common risk characteristics, are based on a combination of pooled assumptions and loan-level characteristics. Expected losses for the Company’s collectively assessed loan segments are estimated using a loan-level probability of default (“PD”) / loss given default (“LGD”) cash flow method with an exposure at default (“EAD”) model. Our third-party provider, Abrigo, supports the model and the Valuant Index used by the Company.

For each segment, the Company generates cash flow projections at the instrument level wherein payment expectations are adjusted for estimated prepayment speeds, probability of default rates, and loss given default rates. Due to limited historical losses, the modeling of quantitative loss inputs such as PD and LGD utilize the Valuant Index. In order to estimate the life of a loan, the contractual term of the loan is adjusted for estimated prepayments based on market information and the Company’s prepayment history.

The Company also considers the need to adjust historical information to reflect the extent to which management expects losses through a reasonable and supportable forecast. The Company has elected to utilize the regression model built off the Valuant Index to reasonably forecast expected PDs based on expected changes in the Fannie Mae National Unemployment Rate.

For loss estimation purposes, the Company disaggregates the loan portfolio into five loan segments: 1) Construction real estate; 2) Residential real estate; 3) Non-residential real estate; 4) Commercial and industrial; and 5) Consumer and other. Each of these loan segments receives the application of qualitative inputs for loss estimation purposes (see paragraph on page 14 for more detail on qualitative factors).

These loan segments include:

Construction real estate loans.   Includes commercial construction, land acquisition and development loans, single-family construction to small businesses and individuals. These loans are generally secured by the land or the real property being built and are made based on the Company’s assessment of the value of the property on an as-completed basis and repayment depends upon project completion and sale, refinancing, or operation of the real estate.

Residential real estate loans.   Includes 1 – 4 family mortgage loans, residential line of credit loans, and residential construction loans. All of these loan types are primarily made with respect to and secured by single family homes, which are both owner-occupied and investor owned. Repayment depends primarily upon the cash flow of the borrower as well as the value of the real estate collateral.

Non-residential real estate loans.   Includes commercial real estate non-owner occupied and owner-occupied loans to finance commercial real estate investment properties for various purposes including use as offices, warehouses, production facilities, health care facilities, hotels, mixed-use residential/commercial, manufacturing housing communities, assisted living facilities, retail centers, restaurants, churches and agricultural based facilities. Commercial real estate owner-occupied loans are typically repaid through the ongoing business operations of the borrower. Commercial real estate nonowner-occupied loans are typically repaid with the funds received from the sale or refinancing of the property or rental income from such property.

Commercial and industrial loans.   Commercial and industrial loans are typically made to small-sized manufacturing, wholesale, retail and service businesses, and farmers for working capital and operating needs and business expansions. Commercial and industrial loans generally include lines of credit and loans with maturities of five years or less. Commercial and industrial loans are generally made with operating cash flows as the primary source of repayment, but may also include collateralization by inventory, accounts receivable, equipment and personal guarantees.

F-15

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Consumer and other loans.   Includes loans to individuals for personal, family and household purposes, including car, boat and other recreational vehicle loans, manufactured homes (without real estate) and personal lines of credit. Consumer loans are generally secured by vehicles and other household goods, with repayment depending primarily on the cash flow of the borrower.

The Company’s loss rate models estimate the lifetime loss rate for the pools of loan segments by combining the calculated loss rate based on each variable within the model, including the macroeconomic variables. The lifetime loss rate for the pool is then multiplied by the loan balances to determine the expected credit losses on the pool.

The quantitative models require loan data and macroeconomic variables based on the inherent credit risks in each portfolio to more accurately measure the credit risks associated with each. The quantitative models pool loans with similar risk characteristics and collectively assesses the lifetime loss rate for each pool to estimate its expected credit loss.

Additionally, the allowance for credit losses calculation includes subjective adjustments for qualitative risk factors that are likely to cause estimated credit losses to differ from historical experience. These qualitative factor adjustments may increase or decrease the Company’s estimate of expected credit losses, and includes those that are relevant to the institution as of the reporting date, which may include, but are not limited to: levels of and trends in delinquencies and performance of loans; levels of and trends in write-offs and recoveries collected; trends in volume and terms of loans; effects of any changes in reasonable and supportable economic forecasts; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and expertise; available relevant information sources that contradict the Company’s own forecast; effects of changes in prepayment expectations or other factors affecting assessments of loan contractual terms; industry conditions; and effects of changes in credit concentrations.

When loans no longer share similar risk characteristics with other loans in any given pool, the loan is evaluated on an individual basis. When the borrower is experiencing financial difficulty and repayment is expected to be provided through operations or sale of collateral, the expected credit losses are based on the fair value of collateral at the reporting date, adjusted for selling costs as appropriate.

In situations where, for economic or legal reasons related to a borrower’s financial difficulties, a concession to the borrower is granted that the Company would not otherwise consider, the related loan is classified as a loan modification. Loan modifications or restructurings may include the transfer from the borrower to the Company of real estate, receivables from third parties, other assets, or an equity interest in the borrower in full or partial satisfaction of the loan, modification of the loan terms, or a combination of the above.

Premises, furniture and equipment:

Premises, furniture and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for buildings of 40 years and for furniture and equipment of 5 to 10 years. Leasehold improvements are amortized over the term of the lease. The cost of assets sold or otherwise disposed of and the related accumulated depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the consolidated statements of operations when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized based upon the Company’s policy.

Other real estate owned:

Other real estate owned includes real estate acquired through foreclosure. Other real estate owned is carried at the lower of cost or the fair market value minus estimated costs to sell. Any write-downs at the date of foreclosure are charged to the allowance for credit losses. Expenses to maintain such assets and subsequent changes in the valuation allowance are included in other noninterest expense along with gains and losses on disposal.

F-16

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Cash surrender value of life insurance:

Cash surrender value of life insurance represents the cash value of policies on certain current and former officers and directors of the Company.

Residential mortgage loans held for sale:

Loans held for sale represent loans originated or acquired by the Company with the intent to sell. The Company has elected the lower of cost or market in accounting for residential mortgage loans held for sale. These loans are initially recorded and carried at lower-of-cost or market value, with any subsequent decreases in fair value recognized in mortgage banking income. Loan origination fees are recorded when earned.

The Company issues rate lock commitments to borrowers on prices quoted by secondary market investors. Derivatives related to these commitments are recorded as either assets or liabilities in the balance sheet and are measured at fair value. Changes in the fair value of the derivatives are recorded in mortgage banking income in the consolidated statements of operations.

Mortgage servicing rights:

Mortgage servicing rights (“MSRs”) represent the present value of the future net servicing fees from servicing mortgage loans. Servicing assets and servicing liabilities must be initially measured at fair value, if practicable. The Company’s servicing assets are initially measured at fair value and are subsequently measured using either the fair value method or the amortization method, depending on the asset class, which has been determined to be vintage (or loan origination) year.

The methodology used to determine the fair value of MSRs is subjective and requires the development of a number of assumptions, including anticipated prepayments of loan principal. Fair value is determined by estimating the present value of the asset’s future cash flows utilizing market-based prepayment rates, discount rates and other assumptions validated through comparison to trade information, industry surveys and with the use of independent third-party appraisals. Risks inherent in the MSRs’ valuation include higher than expected prepayment rates and/or delayed receipt of cash flows. The value of MSRs is significantly affected by mortgage interest rates available in the marketplace, which influence mortgage loan prepayment speeds. In general, during periods of declining interest rates, the value of mortgage servicing rights declines due to increasing prepayments attributable to increased mortgage refinance activity. Conversely, during periods of rising interest rates, the value of servicing rights generally increases due to reduced refinance activity.

MSRs accounted for using the fair value method are carried at fair value with changes in fair value, changes due to paydowns and payoffs of underlying loans, and servicing fees (cost) recorded in mortgage banking income in the consolidated statements of operations.

For MSRs accounted for using the amortization method, the amortization is determined in proportion to, and over the period of, the estimated net servicing income and recorded in mortgage banking income in the consolidated statements of operations. These MSRs are evaluated quarterly for possible impairment. If the impairment evaluation indicates that the carrying amount of the servicing assets exceeds their fair value, the carrying amount is reduced by recording a charge to income in the amount of such excess and establishing a valuation reserve allowance. When impairment is determined, a direct write-off of the carrying amount would be recorded.

F-17

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Core deposit intangible:

As a result of a business combination, the Company may recognize an intangible asset representing the estimated value of core deposits assumed. The Company amortizes the intangible assets over their estimated useful lives. Core deposit intangibles are periodically reviewed for reasonableness and are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable.

Goodwill:

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized but tested for impairment on an annual basis, or more often, if events or circumstances indicate there may be impairment. Goodwill impairment exists when a reporting unit’s carrying value of goodwill exceeds its implied fair value. Authoritative guidance governing the testing of indefinite lived intangible assets for impairment allows the option to first assess Goodwill by utilizing qualitative factors in determining if it is more likely than not that carrying value exceeds fair value. If, through this analysis, it is determined that it is more likely than not that carrying value exceeds fair value, then the next step requires estimation of the fair value of the reporting unit by quantitative assessment. If the fair value of the reporting unit exceeds it’s carrying value, no further testing is required. An impairment charge is recognized if the carrying value of the reporting unit’s goodwill exceeds its implied fair value. The Company has performed the annual impairment analysis as of December 31, 2025 and concluded no impairment exists.

Liabilities for representations and warranties:

The Company is exposed to certain liabilities under representations and warranties made to purchasers of mortgage loans and servicing rights that require indemnification or repurchase of loans. At the time it issues a guarantee, the Company assesses the need to recognize an initial liability for the fair value of obligations assumed under the guarantee.

If determined to be necessary based on the nature of the guarantee, the Company will establish a contingency reserve for its liabilities under representations and warranties provided to purchasers of its mortgage loans and servicing rights. This reserve is maintained at a level considered appropriate by management to provide for known and inherent losses. The reserve is based upon a continuing review of past loss experience, estimates and assumptions of risk elements and future economic conditions. Additions to the reserve are recorded in other expenses.

Management’s judgment about the adequacy of any reserve is based upon a number of assumptions about future events which it believes to be reasonable but which may or may not be accurate. There is no assurance that increases in the reserve will not be required in future periods. The Company may from time-to-time be required to repurchase mortgage loans previously sold to investors due to loan nonperformance. Based on management’s analysis of current representations and guarantees, the Company had a reserve of $15,000 and $0 at December 31, 2025 and December 31, 2024, respectively.

Derivatives and hedging:

At the inception of a derivative contract, the Company designates the derivative as one of the three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“non-designated derivative”). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item attributable to he hedged risk, are recognized in current earnings as the fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Changes in fair value of derivatives not designated are reported currently in earnings, as non-interest income.

F-18

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Accrued settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Accrued settlements on derivatives not designated are reported in non-interest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are designated are highly effective in offsetting changes in fair value or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction in no longer probable, a hedged firm commitment in no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as non-interest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, the gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

The Company is exposed to losses if a counterparty fails to make its payments under a contract in which the Company is in the net receiving position. The Company anticipates that the counterparties will be able to fully satisfy their obligations under the agreements. All of the contracts to which the Company is a party settle monthly or quarterly. In addition, the Company obtains collateral above certain thresholds of the fair value of its derivatives for each dealer counterparty based upon their credit standing and the Company has netting agreements with the dealers with which it does business.

Revenue recognition:

In accordance with Topic 606, revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

F-19

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services that are promised within each contract, identifies those that contain performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Service Charges on Deposit Accounts:   The Bank earns fees from its deposit customers for account maintenance, transaction-based and overdraft services. Account maintenance fees consist primarily of account fees and analyzed account fees charged on deposit accounts on a monthly basis. The performance obligation is satisfied and the fees are recognized on a monthly basis as the service period is completed. Transaction-based fees on deposit accounts are charged to deposit customers for specific services provided to the customer, such as non-sufficient funds fees, overdraft fees, and wire fees. The performance obligation is completed as the transaction occurs and the fees are recognized at the time each specific service is provided to the customer.

Check Card Fee Income:   Included within other service charges, commissions and fees, check card fee income represents fees earned when a debit card issued by the Bank is used. The Bank earns interchange fees from debit cardholder transactions through the Mastercard payment network. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder. The performance obligation is satisfied and the fees are earned when the cost of the transaction is charged to the card. Certain expenses directly associated with the debit card are recorded on a net basis with the fee income.

Gains/Losses on OREO Sales:   Gains/losses on the sale of OREO are included in noninterest expense and are generally recognized when the performance obligation is complete. This is typically at delivery of control over the property to the buyer at the time of each real estate closing.

Income taxes:

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.

As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. In addition, deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Interest and penalties related to income tax matters are recognized in income tax expense.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Advertising expense:

Advertising and public relations costs are generally expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expensed in the period in which the direct mailings are sent. Advertising and public relations costs were $516,318 and $403,828 for 2025 and 2024, respectively, and are recorded within marketing expense.

F-20

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Retirement benefits:

A retirement savings plan is sponsored by the Company and provides retirement benefits to substantially all officers and employees who meet certain age and service requirements. The plan includes a “salary reduction” feature pursuant to Section 401(k) of the Internal Revenue Code. In 2004, the Company converted the 401(k) plan to a 404(c) plan.

The 404(c) plan changes investment alternatives to include the Company’s stock. Under the plan and present policies, participants are permitted to make contributions up to 15% of their annual compensation. At its discretion, the Company can make matching contributions up to 6% of the participants’ compensation.

The Company charged $388,542 and $360,023 to salaries and benefits expense for the retirement savings plan in 2025 and 2024, respectively. In addition, the Company made elective contributions to the employee stock ownership plan during 2025 and 2024 totaling $0 and $52,000, respectively, which is recorded within salaries and benefits expense.

During 2006, the Board of Directors approved a supplemental retirement plan for the directors and certain officers. These benefits are not qualified under the Internal Revenue Code and they are not funded. For 2025 and 2024, the supplemental retirement expense was $198,972 and $202,781. The current accrued but unfunded amount is $2,970,227 and $2,903,674 at December 31, 2025 and 2024, respectively. However, certain funding is provided informally and indirectly by bank owned life insurance policies. The cash surrender value of life insurance policies is recorded as a separate line item in the accompanying consolidated balance sheets at $19,029,429 and $18,608,410 at December 31, 2025 and 2024, respectively.

The Company has split-dollar life insurance arrangements with certain of its officers. At December 31, 2025 and 2024, the split-dollar liability relating to these arrangements totaled $523,598 and $494,509 respectively. For 2025 and 2024, the Company recognized net expenses of $29,089 and $29,089, respectively, related to these arrangements, which are recorded within salaries and benefits expense.

Stock-based compensation:

The Company can issue stock options, restricted stock, restricted stock units, and other stock-based awards to directors, officers and other key employees. The Company accounts for stock compensation in accordance with Accounting Standards Codification (“ASC”) Topics 718 and 505. Under those provisions, the Company has adopted a fair value-based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized on a straight-line basis over the service period, which is usually the vesting period, taking into account retirement eligibility. As a result, compensation expense relating to stock-based awards is reflected in net income as part of salaries and benefit expense in the consolidated statements of operations.

Significant Transaction — Branch Sale:

During the second quarter of 2025, the Company sold the two North Carolina locations to Carter Bank which is headquartered in Martinsville, Virginia. This sale resulted in a realized gain of $2,312,619, or 4.6%, on the non-time deposits assumed by Carter Bank, before expenses. Expenses directly related to the branches sold totaled $284 thousand in 2025. Total deposits, including time deposits, assumed by Carter Bank were $55,958,509. No loans were acquired in this transaction by Carter Bank. Carter Bank acquired the fixed assets and cash on hand within the branch locations at net book value.

F-21

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Common stock owned by the employee stock ownership plan (“ESOP”):

All shares held by the ESOP are treated as outstanding for purposes of computing earnings per share. Purchases and redemptions of the Company’s common stock by the ESOP are at estimated fair value as determined by market price of the shares. Dividends on shares held by the ESOP are charged to retained earnings. At December 31, 2025 and 2024, the ESOP owned 379,651 and 430,025 shares of the Company’s common stock with an estimated value of $4,654,517 and $4,123,936, respectively. All of these shares were allocated to participants.

Income per common share:

Basic income per common share represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to outstanding stock options and similar share-based compensation instruments and are determined using the treasury stock method (see Note 20).

Statements of cash flows:

For purposes of reporting cash flows in the consolidated financial statements, the Company considers certain highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the consolidated financial statements.

Off-balance sheet financial instruments and unfunded commitments:

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit issued to meet customer financing needs. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for off-balance sheet loan commitments is represented by the contractual amount of those instruments. Such financial instruments are recorded when they are funded.

The Company records an allowance for credit losses on off-balance sheet credit exposures, unless the commitments to extend credit are unconditionally cancelable, through a charge to provision for credit losses in the Company’s income statements. The allowance for credit losses on off-balance sheet credit exposures is estimated by loan segment at each balance sheet date under the current expected credit loss model using the same methodologies as portfolio loans, taking into consideration the likelihood that funding will occur as well as any third-party guarantees. The allowance for credit losses on unfunded commitments is included as a separate line item on the Company’s consolidated balance sheets.

Comprehensive income:

The Company reports comprehensive income in accordance with ASC 220, “Comprehensive Income.” The standard requires that all items that are required to be reported under accounting standards as comprehensive income be reported in a consolidated financial statement that is displayed with the same prominence as other consolidated financial statements. The disclosure requirements have been included in the Company’s consolidated statements of comprehensive income.

F-22

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 1.   Summary of Significant Accounting Policies (continued)

Segment Reporting:

The Company adopted Accounting Standards Update 2023-07 “Segment Reporting (Topic 280) — Improvement to Reportable Segment Disclosures” on January 1, 2024. The Company has determined that all of its banking divisions and subsidiaries meet the aggregation criteria of ASC 280, Segment Reporting, as its current operating model is structured whereby banking divisions and subsidiaries serve a similar base of primarily commercial clients utilizing a company-wide offering of similar products and services managed through similar processes and platforms that are collectively reviewed by the Company’s Chief Operating Decision Maker (“CODM”), the Senior Leadership Committee, which is comprised of the Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer, and other executive leadership and has been identified as the chief operating decision maker (“CODM”).

The CODM regularly assesses performance of the aggregated single operating and reporting segment and decides how to allocate resources based on net income calculated on the same basis as is net income reported in the Company’s consolidated statements of income and other comprehensive income. The CODM is also regularly provided with expense information at a level consistent with that disclosed in the Company’s consolidated statements of income and other comprehensive income.

Risks and uncertainties:

In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Company’s loan portfolio that results from borrower’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies (regulatory risk). These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators’ judgments based on information available to them at the time of their examination.

Note 2.   Investment Securities

The amortized cost and estimated fair values of securities available-for-sale were:

	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
December 31, 2025
U.S. Agency securities	$22,594,251	$112,059	$213,794	$22,492,516
Municipal securities	25,289,032	49,794	1,648,908	23,689,918
Mortgage-backed securities	98,146,005	1,297,988	5,527,660	93,916,333
Corporate bonds	23,150,853	586,855	527,562	23,210,146
Collateralized loan obligations	32,589,986	21,026	24,908	32,586,104
Total	$201,770,127	$2,067,722	$7,942,832	$195,895,017

F-23

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 2.   Investment Securities (continued)

	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
December 31, 2024
U.S. Agency securities	$18,716,485	$14,563	$598,283	$18,132,765
Municipal securities	31,643,280	—	3,449,178	28,194,102
Mortgage-backed securities	93,994,118	379,351	9,109,137	85,264,332
Corporate bonds	18,898,035	698,700	895,176	18,701,559
Collateralized loan obligations	25,512,609	40,191	—	25,552,800
Total	$188,764,527	$1,132,805	$14,051,774	$175,845,558

At December 31, 2025 and 2024, the Company had marketable equity securities totaling $148,427 and $137,172, respectively. The Company did not have any securities classified as held-to-maturity at December 31, 2025 and 2024.

The following is a summary of maturities of securities available-for-sale as of December 31, 2025. The amortized cost and fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty. Mortgage- backed securities are presented as a separate line as paydowns are expected to occur before contractual maturity dates.

	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due after one year but within five years	$19,533,014	$18,775,130
Due after five years through ten years	50,088,089	49,500,299
Due after ten years	34,003,019	33,703,255
	103,624,122	101,978,684
Mortgage-backed securities	98,146,005	93,916,333
Total	$201,770,127	$195,895,017

The following tables show gross unrealized losses and fair value of securities available-for-sale, aggregated by investment category, and length of time that individual securities have been in a continuous realized loss position at December 31, 2025 and 2024.

	December 31, 2025		December 31, 2024
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities Available-for-Sale Less Than 12 Months
U.S. Agency securities	$—	$—	$12,872,226	$231,401
Municipal securities	3,626,828	145,943	1,658,156	115,228
Mortgage-backed securities	12,812,640	505,379	2,129,346	239,949
Corporate bonds	5,012,059	88,177	1,573,188	36,222
Collateralized loan obligations	13,652,364	24,908	—	—
Total	$35,103,891	$764,407	$18,232,916	$622,800

F-24

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 2.   Investment Securities (continued)

	December 31, 2025		December 31, 2024
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities Available-for-Sale Greater Than 12 Months
U.S. Agency securities	$11,090,970	$213,794	$3,982,834	$366,882
Municipal securities	15,278,433	1,502,965	26,535,946	3,333,950
Mortgage-backed securities	47,320,780	5,022,282	59,994,333	8,869,188
Corporate bonds	6,906,591	439,385	7,957,316	858,954
Collateralized loan obligations	—	—	—	—
Total	$80,596,774	$7,178,426	$98,470,429	$13,428,974

At December 31, 2025 and 2024, the Company had seventy-three and eighty-four, respectively, individual investments available-for-sale that were in an unrealized loss position. The Company does not intend to sell these securities in the near future and it is more likely than not that the Company will not be required to sell these securities before recovery of their amortized cost. The Company believes that, based on industry analyst reports and credit ratings, the unrealized losses were attributable to changes in market interest rates and were not attributable to deterioration in credit quality.

During 2025, the Company sold six securities. All six were municipal securities and five were sold at a realized loss that totaled $503,828 and one at a realized gain of $27,889. The total proceeds received were $8,066,937. During 2024, the Company sold three securities. One U.S. Agency security and two municipal securities with proceeds totaling $8,227,090. The U.S. Agency security had a realized gain of $92,540 and was more than offset by total realized losses on the two municipal securities of $400,638.

During 2025 and 2024, the Company recognized a gain of $11,255 and $8,655, respectively, within the consolidated statement of operations. This gain was related to the increase in the fair value of marketable equity securities.

At December 31, 2025 and 2024, investment securities with a par value of $74,811,979 and $44,574,784 and a fair market value of $70,182,461 and $39,540,891, respectively, were pledged as collateral for securities under agreements to repurchase and to secure public deposits.

Note 3.   Loans and Allowance for Credit Losses

Major classifications of loans receivable are summarized as follows at December 31:

	2025	2024
Real estate loans:
Construction	$34,336,069	$23,957,165
Residential	287,795,386	259,387,434
Nonresidential	378,026,605	384,268,452
Total real estate loans	700,158,060	667,613,051
Commercial and industrial	66,470,571	64,065,374
Consumer and other	13,306,298	22,059,993
Total loans	$779,934,929	$753,738,418

F-25

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

Loans sold with limited recourse are 1-4 family residential mortgages originated by the Company and sold to various other financial institutions. These loans are sold with the agreement that a loan may be returned to the Company within 90 days of purchase, at any time in the event the Company fails to provide necessary documents related to the mortgages to the buyers, or if the Company makes false representations or warranties to the buyers. Loans sold under these agreements in 2025 and 2024 totaled $353,105,237 and $271,539,977, respectively. The Company uses the same credit policies in making loans held for sale as it does for “on-balance-sheet” instruments. Sales commitments are to sell loans at an agreed upon price and are generally funded within 60 days.

Credit Quality Indicators

Loans are categorized into risk categories based on relevant information about the ability of borrowers to service their debt, including, among other factors: current financial information, historical payment experience, credit documentation, public information, and current economic trends. The following definitions are utilized for risk ratings, which are consistent with the definitions used in supervisory guidance:

Watch — Loans classified as watch exhibit above average credit risk due to minor weaknesses and warrants closer scrutiny by management.

Special Mention — Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard — Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful — Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Risk ratings are updated on an ongoing basis and are subject to change by continuous loan monitoring processes. Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

F-26

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

The following table presents loan balances classified by credit quality indicators by year of origination and gross charge-offs as of December 31, 2025.

	Term Loans by Year of Origination
	2025	2024	2023	2022	2021	Prior	Revolving	Total
Commercial and Industrial:
Pass	$20,687,620	$21,266,564	$3,119,854	$5,863,021	$2,051,031	$2,542,190	$8,649,464	$64,179,744
Watch	—	138,889	530,495	769,836	140,932	241,137	291,005	2,112,294
Special Mention	—	—	52,716	10,952	7,263	—	23,020	93,951
Substandard	—	—	—	31,474	—	—	53,108	84,582
Total	20,687,620	21,405,453	3,703,065	6,675,283	2,199,226	2,783,327	9,016,597	66,470,571
Current-period gross charge-offs	—	—	2,266	7,310	—	—	252,169	261,745
Construction:
Pass	19,358,590	5,578,443	1,279,557	3,090,331	2,062,364	1,740,040	193,742	33,303,067
Watch	—	—	—	—	—	127,963	—	127,963
Special Mention	—	—	—	—	354,699	550,340	—	905,039
Substandard	—	—	—	—	—	—	—	—
Total	19,358,590	5,578,443	1,279,557	3,090,331	2,417,063	2,418,343	193,742	34,336,069
Current-period gross charge-offs	—	—	—	—	—	—	—	—
Consumer and Other:
Pass	2,066,095	2,704,811	1,525,621	1,761,240	3,540,386	1,005,476	391,144	12,994,773
Watch	37,450	15,908	—	23,180	129,638	14,047	7,745	227,968
Special Mention	—	—	—	—	—	—	2,325	2,325
Substandard	—	—	—	—	80,261	885	86	81,232
Total	2,103,545	2,720,719	1,525,621	1,784,420	3,750,285	1,020,408	401,300	13,306,298
Current-period gross charge-offs	—	2,911	10,652	10,936	13,586	29,637	2,103	69,825
Nonresidential
Real Estate:
Pass	37,423,031	46,179,521	43,667,823	82,752,045	80,973,100	54,281,549	9,926,834	355,203,903
Watch	—	723,223	—	1,713,163	5,163,575	10,128,074	1,966,385	19,694,420
Special Mention	—	355,451	—	—	552,589	641,176	—	1,549,216
Substandard	—	—	—	—	1,409,864	169,202	—	1,579,066
Total	37,423,031	47,258,195	43,667,823	84,465,208	88,099,128	65,220,001	11,893,219	378,026,605
Current-period gross charge-offs	—	—	—	—	—	—	—	—
Residential Real Estate:
Pass	54,112,340	46,599,233	41,290,509	44,193,027	23,498,571	26,786,377	50,294,523	286,774,580
Watch	84,664	48,857	117,920	—	72,415	81,476	398,572	803,904
Special Mention	—	—	138,057	—	—	15,380	—	153,437
Substandard	—	—	—	—	—	—	63,465	63,465
Total	54,197,004	46,648,090	41,546,486	44,193,027	23,570,986	26,883,233	50,756,560	287,795,386
Current-period gross charge-offs	—	—	—	—	—	—	—	—

F-27

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

The following table presents loan balances classified by credit quality indicators by year of origination and gross charge-offs as of December 31, 2024.

	Term Loans by Year of Origination
	2024	2023	2022	2021	2020	Prior	Revolving	Total
Commercial and Industrial:
Pass	$25,666,162	$5,151,066	$10,693,415	$3,600,538	$888,175	$3,968,578	$12,445,287	$62,413,221
Watch		60,695	173,677	51,981	37,098	337,527	292,489	953,467
Special Mention	—	4,847	—	—	—	—	197,623	202,470
Substandard	26,910	72,516	70,336	44,066	—	—	282,388	496,216
Total	25,693,072	5,289,124	10,937,428	3,696,585	925,273	4,306,105	13,217,787	64,065,374
Current-period gross charge-offs	—	69,605	182,368	—	791	—	—	252,764
Construction:
Pass	10,046,300	3,853,405	4,143,704	2,697,367	115,293	2,037,111	406,577	23,299,757
Watch	—	—	—	—	—	—	—	—
Special Mention	—	—	—	—	—	591,159	—	591,159
Substandard	—	—	—	—	—	66,249	—	66,249
Total	10,046,300	3,853,405	4,143,704	2,697,367	115,293	2,694,519	406,577	23,957,165
Current-period gross charge-offs	—	—	—	—	—	—	—	—
Consumer and Other:
Pass	3,453,647	2,635,873	3,926,898	7,642,947	2,252,888	976,064	699,089	21,587,406
Watch	20,802	64,358	792	247,905	38,923	—	10,895	383,675
Special Mention	5,617	—	—	—	—	4,641	—	10,258
Substandard	—	—	—	72,970	—	5,552	132	78,654
Total	3,480,066	2,700,231	3,927,690	7,963,822	2,291,811	986,257	710,116	22,059,993
Current-period gross charge-offs	—	8,652	21,697	70,544	5,382	14,837	8,429	129,541
Nonresidential
Real Estate:
Pass	51,465,519	46,270,849	95,213,468	88,836,487	26,754,765	49,522,700	6,918,555	364,982,343
Watch	286,792	899,892	177,730	6,423,679	7,397,436	2,955,869	963,465	19,104,863
Special Mention	—	—	—	—	—	126,149	—	126,149
Substandard	—	—	—	—	—	55,097	—	55,097
Total	51,752,311	47,170,741	95,391,198	95,260,166	34,152,201	52,659,815	7,882,020	384,268,452
Current-period gross charge-offs	—	—	—	—	—	—	—	—
Residential Real Estate:
Pass	57,226,266	52,920,547	48,447,106	29,244,284	16,021,754	15,976,333	37,955,714	257,792,004
Watch	51,702	123,251	—	39,906	—	131,735	387,945	734,539
Special Mention	—	143,388	—	—	—	—	—	143,388
Substandard	—	—	—	—	—	646,424	71,079	717,503
Total	57,277,968	53,187,186	48,447,106	29,284,190	16,021,754	16,754,492	38,414,739	259,387,434
Current-period gross charge-offs	—	—	—	—	—	5,000	—	5,000

F-28

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

The following is an analysis of the allowance for credit losses by class of loans for the years ended December 31, 2025 and 2024:

	December 31, 2025
		Real Estate Loans			Total Real Estate Loans	Commercial and Industrial	Consumer and Other
	Total	Construction	Residential	Non- Residential
Beginning balance	$8,434,000	$339,891	$3,165,512	$3,707,907	$7,213,310	$973,353	$247,337
Provisions	567,058	83,719	471,231	(193,566)	361,384	267,834	(62,160)
Recoveries	157,077	6,500	33,119	—	39,619	79,702	37,756
Charge-offs	(331,570)	—	—	—	—	(261,745)	(69,825)
Ending balance	$8,826,565	$430,110	$3,669,862	$3,514,341	$7,614,313	$1,059,144	$153,108

	December 31, 2024
	Total	Real Estate Loans			Total Real Estate Loans	Commercial and Industrial	Consumer and Other
		Construction	Residential	Non- Residential
Beginning balance	$8,393,494	$428,232	$2,858,732	$3,913,916	$7,200,880	$786,734	$405,879
Provisions	299,334	(94,341)	238,549	(206,010)	(61,802)	418,477	(57,341)
Recoveries	128,478	6,000	73,232	—	79,232	20,906	28,340
Charge-offs	(387,305)	—	(5,000)	—	(5,000)	(252,764)	(129,541)
Ending balance	$8,434,000	$339,891	$3,165,513	$3,707,906	$7,213,310	$973,353	$247,337

The following is an aging analysis (Days Past Due) of the Company’s loan portfolio at December 31, 2025:

	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Past Due >90 Days and Accruing
Real estate loans
Construction	$—	$354,925	$—	$354,925	$33,981,144	$34,336,069	$—
Residential	134,615	—	744,229	878,844	286,916,542	287,795,386	744,229
Nonresidential	120,212	—	1,410,249	1,530,461	376,496,144	378,026,605	—
Total real estate loans	254,827	354,925	2,154,478	2,764,230	697,393,830	700,158,060	744,229
Commercial and industrial	9,629	—	—	9,629	66,460,942	66,470,571	—
Consumer and other	13,518	14,045	109	27,672	13,278,626	13,306,298	—
Total	$277,974	$368,970	$2,154,587	$2,801,531	$777,133,398	$779,934,929	$744,229

F-29

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

The following is an aging analysis (Days Past Due) of the Company’s loan portfolio at December 31, 2024:

	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Past Due >90 Days and Accruing
Real estate loans
Construction	$—	$—	$66,261	$66,261	$23,890,904	$23,957,165	$—
Residential	—	—	646,424	646,424	258,741,010	259,387,434	—
Nonresidential	—	—	—	—	384,268,452	384,268,452	—
Total real estate loans	—	—	712,685	712,685	666,900,366	667,613,051	—
Commercial and industrial	37,852	249,992	—	287,844	63,777,530	64,065,374	—
Consumer and other	19,088	10,520	—	29,608	22,030,385	22,059,993	—
Total	$56,940	$260,512	$712,685	$1,030,137	$752,708,281	$753,738,418	$—

The following is an analysis of the Company’s nonaccrual loan portfolio recorded at December 31, 2025 and 2024:

	December 31, 2025
	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans
Real estate loans
Residential	$35,631	$—	$35,631
Nonresidential	1,572,490	—	1,572,490
Total real estate loans	1,608,121	—	1,608,121
Commercial and industrial	31,494	—	31,494
Consumer and other	71,192	—	71,192
Total	$1,710,807	$—	$1,710,807

	December 31, 2024
	Nonaccrual Loans with No Allowance	Nonaccrual Loans with an Allowance	Total Nonaccrual Loans
Real estate loans
Residential	$754,971	$—	$754,971
Nonresidential	43,577	—	43,577
Total real estate loans	798,548	—	798,548
Commercial and industrial	77,533	249,992	327,525
Consumer and other	63,953	—	63,953
Total	$940,034	$249,992	$1,190,026

The Company recognized $34,920 and $44,399 of interest income on nonaccrual loans during the years ended December 31, 2025 and 2024, respectively.

F-30

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

Modifications Made to Borrowers Experiencing Financial Difficulty

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. The Company uses a probability of default/loss given default model to determine the allowance for credit losses. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification.

Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. Occasionally, the Company modifies loans by providing principal forgiveness, extension of maturity date, or interest rate reduction. When principal forgiveness is provided, the amortized cost basis of the asset is written off against the allowance for credit losses, since it is deemed uncollectible.

In some cases, the Company will modify a certain loan by providing multiple types of concessions. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness or rate reduction, may be granted.

The Company had a total of 3 loans with modifications made to the borrower during the 12 months ended December 31, 2025. Two loans had term extensions and 1 loan with extended interest only period. The outstanding balance of these loan modifications totaled $372,744, or 0.05% of total loans outstanding. The composition includes: (1) 1 owner-occupied real estate loan with an outstanding balance of $342,496 or 0.04% of total loans outstanding; and (2) 2 commercial and industrial loans with an outstanding balance of $30,248 or 0.00% of total loans outstanding.

The Company had a total of 3 loans with modifications made to the borrower during the 12 months ended December 31, 2024. Two loans had term extensions and 1 loan with principal forgiveness. The outstanding balance of these loan modifications totaled $162,379, or 0.02% of total loans outstanding. The composition includes: (1) 1 residential real estate loan with an outstanding balance of $51,711 or 0.01% of total loans outstanding; (2) 1 consumer loans with an outstanding balance of $18,945 or 0.00% of total loans outstanding, and (3) 1 commercial and industrial loans with an outstanding balance of $91,723 or 0.01% of total loans outstanding.

Unfunded Commitments and related allowance for credit losses

The Company enters into financial instruments with “off balance-sheet” risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Company’s exposure to credit loss in the event of nonperformance by the other parties to the instrument is represented by the contractual notional amount of the instrument. The Company uses the same credit policies in making commitments to extend credit as it does for “on balance-sheet” instruments (loans). Letters of credit are conditional commitments issued to guarantee a customer’s performance to a third party and have essentially the same credit risk as other lending facilities.

Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property plant and equipment, and income-producing commercial properties.

F-31

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 3.   Loans and Allowance for Credit Losses (continued)

The Company maintains an allowance for off-balance sheet credit exposures such as unfunded balances for existing lines of credit, commitments to extend future credit, as well as both standby and commercial letters of credit when there is a contractual obligation to extend credit and when this extension of credit is not unconditionally cancellable (i.e., the commitment cannot be canceled at any time). The allowance for off-balance sheet credit exposures is adjusted as a provision for credit loss expense or (release). The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the allowance for credit losses on loans and are discussed in Note 1. The allowance for credit losses for unfunded loan commitments of $822,000 and $428,000 at December 31, 2025 and 2024, is separately classified on the balance sheet within Other Liabilities.

The total unfunded commitments (loans) at December 31, 2025 and 2024 were $143,784,274 and $120,835,123, respectively. The following table presents the balance and activity in the allowance for credit losses for unfunded loan commitments for the year ended December 31, 2025 and 2024.

Total Allowance for Credit Losses – Unfunded Commitments
Balance, December 31, 2024	$428,000
Provision for credit losses – unfunded commitments for	394,000
Balance, December 31, 2025	$822,000
Balance, December 31, 2023	$407,487
Provision for credit losses – unfunded commitments for	20,513
Balance, December 31, 2024	$428,000

Note 4.   Premises, Furniture and Equipment

Premises, furniture and equipment consisted of the following for the years ended December 31:

	2025	2024
Land	$7,977,700	$8,332,700
Buildings	17,008,390	17,113,065
Leasehold improvements	2,083,133	2,249,098
Furniture and equipment	12,002,542	11,967,760
Construction in progress	5,015,127	833,991
Total	44,086,892	40,496,614
Less, accumulated depreciation	(19,738,628)	(19,143,821)
Premises and equipment, net	$24,348,264	$21,352,793

Depreciation expense for the years ended December 31, 2025 and 2024 amounted to $1,091,648 and $1,166,807, respectively. In December of 2025, the Company sold a building that was being rented to a tenant and the related land in Florence, which resulted in a gain of $381,757, and wrote down an unrelated parcel of land by $200,000 in the first quarter of 2025. In 2024, the Company wrote down a parcel of land by $300,000 to the appraised value less cost to sell.

F-32

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 4.   Premises, Furniture and Equipment (continued)

At December 31, 2025 and 2024, construction in progress consists primarily of architect fees and site work for potential new branches. As of December 31, 2024, the Company had committed to build a new branch location in Myrtle Beach, South Carolina. This new branch location was completed in December 2025. Depreciation began in January 2026.

Note 5.   Other Real Estate Owned

The Company did not sell any other real estate owned during 2025 or 2024 nor foreclose on any real property during either year.

Note 6.   Mortgage Servicing Rights

The Company retains the right to service the residential mortgage loans that it sells to the Federal National Mortgage Association (“FNMA”) and Freddie Mac (“FHLMC”) and recognizes those rights as an asset on the consolidated balance sheets.

The Company’s servicing assets are initially measured at fair value and are subsequently measured using either the fair value method or the amortization method, depending on the asset class, which has been determined to be vintage (or loan origination) year. Vintage year classes prior to 2020 are measured using the fair value method while subsequent vintage year classes are measured using the amortization method. MSRs accounted for under the amortization method are subsequently accounted for at lower of cost or fair value, net of accumulated amortization, which is recorded in proportion to, and over the period of, net servicing income. Any changes in fair value during the period for MSRs carried under the fair value method, as well as amortization and impairment of MSRs under the amortization method, are recorded in mortgage banking income in the consolidated statements of operations.

The following table presents the activity for MSRs accounted for using the amortization method for the years ended December 31, 2025 and 2024:

	2025	2024
Balances, beginning of year	$9,220,260	$7,272,550
Amount capitalized	3,200,319	3,035,909
Amount amortized	(1,307,574)	(1,088,199)
Balances, end of year	$11,113,005	$9,220,260

The following table presents the activity for MSRs accounted for using the fair value method for the years ended December 31, 2025 and 2024:

	2025	2024
Balances, beginning of year	$4,190,002	$4,365,624
Changes in fair value(1)	(188,124)	241,398
Changes in unpaid principal balance(2)	(459,310)	(417,020)
Balances, end of year	$3,542,568	$4,190,002

(1)	Represents changes in value primarily due to market driven changes in interest rates and prepayment speeds.

(2)	Represents changes in value of the MSRs due to i) passage of time, including the impact from both regularly scheduled loan principal payments and partial paydowns, and ii) loans that paid off fully during the period.

F-33

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 6.   Mortgage Servicing Rights (continued)

The fair value of MSRs is highly sensitive to changes in assumptions and fair value is determined by estimating the present value of the asset’s future cash flows utilizing market-based prepayment rates, discount rates and other assumptions validated through comparison to trade information, industry surveys, and with the use of independent third-party appraisals. Changes in prepayment speed assumptions have the most significant impact on the fair value of MSRs. Generally, as interest rates decline, mortgage loan prepayments accelerate due to increased refinance activity, which results in a decrease in the fair value of the MSRs. Conversely, as interest rates increase, generally, the MSRs fair value will increase. Measurement of fair value is limited to the conditions that exist and the assumptions utilized as of a particular point in time, and those assumptions may not be appropriate if they are applied at a different time.

At December 31, 2025 and 2024, the aggregate amount of loans serviced by the Company for the benefit of others totaled $1.2 billion and $1.1 billion respectively.

The characteristics and sensitivity analysis of the MSRs are included in the following table as of December 31, 2025 and 2024.

	2025	2024
Composition of residential loans serviced for others Fixed-rate mortgage loans	99%	98%
Weighted average expected life	7.3 years	7.9 years
Constant prepayment rate (“CPR”)	8.79%	7.83%
Weighted average discount rate	8.52%	8.52%

Note 7.   Derivative Financial Instruments

The non-designated derivative positions of the Company for the years ended December 31, 2025 and 2024 are reported as other assets or other liabilities, net, and are as follows:

	2025		2024
	Fair value	Notional value	Fair value	Notional value
Derivative assets (liabilities):
Mortgage loan interest rate lock commitments	$366,622	$25,805,207	$169,636	$21,456,768
Mortgage loan forward sales commitments	(32,305)	12,000,000	82,656	11,000,000

The Company uses derivatives primarily to minimize interest rate risk related to its pipeline of loan interest rate lock commitments issued on residential mortgage loans in the process of origination for sale or loans held for sale. The Company’s derivative positions are classified as trading assets or liabilities, net, and as such, the changes in the fair market value of the derivative positions are recognized in the consolidated statements of operations within mortgage banking income.

F-34

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 7.   Derivative Financial Instruments (continued)

The Company did not have any fair value hedges outstanding at December 31, 2024, and had one fair value hedge at December 31, 2025. The following table presents the gross notional amount and estimated fair value of the one fair value hedge and related derivative instruments as of December 31, 2025:

	Notional Amount	Fair Value
		Assets	Liabilities
December 31, 2025
Fair Value Hedge:
Interest rate contracts:
Pay fixed, receive variable – loans	$50,000,000	$139,806	$150,202
Total derivatives	$50,000,000	$139,806	$150,202

The above derivative is under a master netting arrangement, and has a two-term, maturing August 1, 2027. However, as of December 31, 2024, there were no other outstanding derivative contracts. The fair value of the hedged item is recorded in loans and the derivative item is recorded in other liabilities in the statement of financial condition.

The following represents the carrying value of the hedged item (loans) in fair value hedging relationship:

	Hedged Asset Basis	Hedge Basis Adjustment
		Designated	Discontinued
December 31, 2025
Fair Value Hedge:
Interest rate contracts:
Commercial real estate loans	$243,773,000	$139,806	$—
Total	$243,773,000	$139,806	$—

One fair value hedge originated in 2023 was terminated in April 2024, resulting in a $592,000 discount which is being amortized into loan interest income over three years (the estimated remaining term of the loans). The remaining discount at December 31, 2025 and 2024 was $149,480 and $370,000, respectively, and was recorded as an adjustment to the loan carrying value.

During the year ended December 31, 2025, there was $126,503 of income recorded on interest settlements. Changes in the fair value of the hedged item of $139,806 was offset by changes in the fair value of the swap derivative of $150,202. The residual was a result of the hedge ineffectiveness and recorded as an offset to interest income on the consolidated statements of operations.

No portion of the change in fair value of derivatives designated as hedges was excluded from the effectiveness testing. No hedges were terminated during the year ended December 31, 2025.

Note 8.   Core Deposit Intangible

The following table presents information about our intangible assets as of December 31:

	2025		2024
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Core deposit intangibles	$880,000	$877,437	$880,000	$853,861

F-35

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 8.   Core Deposit Intangible (continued)

Based on the core deposit intangibles as of December 31, 2025, the following table presents the aggregate amortization expense for each of the succeeding years ending December 31:

Amount
2026	$2,563
Total	$2,563

Amortization expense of $23,576 and $48,177 related to the core deposit intangibles was recognized in 2025 and 2024, respectively, and was recorded within other noninterest expense.

Note 9.   Deposits

At December 31, 2025, the scheduled maturities of time deposits were as follows:

Amount
Maturing In:
2026	$127,005,325
2027	15,477,440
2028	786,138
2029	566,712
2030	257,557
Total	$144,093,172

Included in total time deposits at December 31, 2025 and 2024, respectively, were brokered time deposits of $46,959,000 and $44,784,993. Total deposits that exceed the FDIC insurance limit of $250,000 totaled $442,588,545 and $420,306,944 for the years ended December 31, 2025 and 2024, respectively.

Note 10.   Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase generally mature on a one to thirty-day basis. Under the terms of the repurchase agreement, the Company sells an interest in securities issued by United States Government agencies and agrees to repurchase the same securities the following business day. During 2025, there no securities sold under agreements to repurchase. Information concerning securities sold under agreements to repurchase is summarized as follows at December 31:

	2025	2024
Balance at December 31	$—	$—
Maximum month-end balance during the year	—	285,992
Average balance during the year	—	31,270
Average interest rate at the end of the year	0.00%	0.00%
Average interest rate during the year	0.00%	0.10%

F-36

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 11.   Federal Home Loan Bank Advances

Federal Home Loan Bank advances consisted of the following at December 31:

	Interest Rate	2025	2024
Fixed rate
December 31	3.77%	$20,000,000	$—
		$20,000,000	$—

The maturity of these advances were 30 days or less. At December 31, 2025 and 2024, the Company has pledged certain loans totaling $243,175,058 and $210,949,990, respectively, as collateral to secure its borrowings from the FHLB. Additionally, the Company’s FHLB stock is pledged to secure the borrowings.

Note 12.   Junior Subordinated Debentures

On June 30, 2005, the Trust (a non-consolidated subsidiary) issued $10,000,000 in trust preferred securities (callable without penalty) with a maturity of November 23, 2035. Interest on these securities is payable quarterly at three-month Chicago Mercantile Exchange (CME) Term SOFR plus a spread adjustment plus 1.83%. In accordance with generally accepted accounting principles, the Trust has not been consolidated in these financial statements. The Company received from the trust the $10,000,000 proceeds from the issuance of the securities and the $310,000 initial proceeds from the capital investment in the Trust, and accordingly has shown the funds due to the trust as $10,310,000 junior subordinated debentures. Current regulations allow the entire amount of junior subordinated debentures to be included in the calculation of regulatory capital. As of December 31, 2025 and 2024, the Company had accrued and unpaid interest totaling $52,430 and $57,655, respectively.

Note 13.   Borrowings

On June 2, 2020, the Company entered into subordinated debt agreements with eight financial institutions totaling $5,500,000. The debt initially bears interest at a fixed rate of 5.875% per annum until June 1, 2025 and then variable at three-month SOFR (“Secured Overnight Financing Rate”) plus 5.51%, payable quarterly with principal and unpaid interest due at maturity, June 1, 2030. In January 2025, $0.5 million of this debt was retired early, and in June of 2025, the remaining debt of $5.0 million was called by the Company and retired.

On September 22, 2021, the Company entered into subordinated debt agreements with eleven financial institutions totaling $10,000,000. The debt initially bears interest at a fixed rate of 3.375% per annum until October 1, 2026 and then variable at three-month SOFR plus 2.45%, payable quarterly with principal and unpaid interest due at maturity, October 1, 2031. In January of 2025, $0.5 million of this debt was retired early resulting in $9.5 million remaining outstanding at December 31, 2025 with ten financial institutions. The Company recorded $158,732 in debt issuance costs associated with the subordinated debt, which is recorded net within subordinated debentures and will be amortized over five years. At December 31, 2025, remaining debt issuance costs to be amortized totaled $23,369.

Subordinated debt of $1.0 million ($0.5 million from each issuance described above) was retired in January 2025 which resulted in a gain from the early extinguishment of debt of $140,000 and was recorded as a separate line item in the income statement.

At December 31, 2025 and 2024, the Company had accrued and unpaid interest totaling $45,858 and $77,859, respectively, on its subordinated debt.

F-37

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 14.   Shareholders’ Equity

Common Stock — The following is a summary of the changes in common stock outstanding for the years ended December 31, 2025 and 2024.

	2025	2024
Common shares outstanding at beginning of the period	8,032,701	8,139,077
Conversion of Series D preferred stock to common stock	1,000	—
Purchase of treasury stock	(241,335)	(97,765)
Restricted stock issued	43,557	26,189
Additional shares granted	—	2,200
Forfeiture of restricted shares	(4,000)	(37,000)
Common shares outstanding at end of the period	7,831,923	8,032,701

Preferred Stock — The Company’s Articles of Incorporation authorizes the issuance of a class of 10,000,000 shares of preferred stock, having no par value. Subject to certain conditions, the Company’s Board of Directors is authorized to issue preferred stock without shareholder approval. Under the Articles of Incorporation, the Board of Directors is authorized to determine the terms of one or more series of preferred stock, including the preferences, rights, and limitations of each series.

The Company’s Series D Preferred Stock (“Series D Shares”) is a fixed rate non-cumulative perpetual preferred stock, created July 16, 2015, with the authorized issuance of 70,000 shares. The Series D shares were created for the purpose of converting Common Stockholders with 200 shares or less to Series D Shares. The Series D Shares have no voting rights, and in the event dividends are declared on Common Stock, will be entitled to 4% more than those paid on the Common Stock. Series D Shares will, with respect to ranking to include but not limited to dividends and rights upon liquidation, be senior to all Common Stock.

Restrictions on Shareholders’ Equity — South Carolina banking regulations restrict the amount of dividends that can be paid to shareholders. All of the Bank’s dividends to the Company are payable only from the undivided profits of the Bank. At December 31, 2025, the Bank had undivided profits of $56,048,969. The Bank is authorized to dividend 100% of net income in any calendar year without obtaining the prior approval of the South Carolina Commissioner of Banks provided that the Bank received a composite CAMELS rating of one or two at the last Federal or State regulatory examination. In addition, under Federal Reserve regulations, the amounts of loans or advances from the Bank to the parent company are restricted.

Note 15.   Income Taxes

As described in Note 1 — Summary of Significant Accounting Policies, the Company adopted ASU 2023-09, prospectively on January 1, 2025.

Income tax provision for the years ended December 31, 2025 and 2024 is summarized as follows:

	2025	2024
Provision
Current income tax expense (benefit)
Federal	$3,088,824	$1,611,705
State	126,505	324,895
Total current	3,215,329	1,936,600

F-38

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 15.   Income Taxes (continued)

	2025	2024
Deferred income tax expense (benefit)
Federal	(133,602)	(199,461)
State	15,119	(73,307)
Total deferred	(118,483)	(272,768)
Change in valuation allowance	(15,119)	73,307
Total income tax expense	$3,081,727	$1,737,139

The Company does not have income from foreign sources and therefore does not have any foreign income tax.

The components of deferred tax assets and deferred tax liabilities as of December 31, are as follows:

	2025	2024
Deferred tax assets:
Allowance for credit losses	$1,876,997	$1,711,819
Net operating losses	3,918,320	3,974,670
Non-accrual interest	11,293	11,277
Deferred compensation	1,074,850	955,554
Purchase accounting on acquisition	41,462	32,973
Leases	136,162	169,687
Unrealized losses on securities available-for-sale	1,439,402	3,165,148
Other	241,603	322,521
Gross deferred tax assets	8,740,089	10,343,649
Less, valuation allowance	(967,636)	(982,755)
Net deferred tax assets	7,772,453	9,360,894
Deferred tax liabilities:
Prepaid expenses	94,030	63,940
Accumulated depreciation	264,899	221,865
Mark to market adjustments	814,146	932,881
Deferred loan origination costs	482,615	433,301
Total gross deferred tax liabilities	1,655,690	1,651,987
Net deferred tax assets recognized	$6,116,763	$7,708,907

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the net deferred tax assets to net realizable value. As of December 31, 2025, management has determined that it is “more likely than not” that the majority of the deferred tax asset from continuing operations will be realized. In 2025, the balance in the valuation allowance decreased by $15,119. The remaining valuation allowance relates to the parent company’s state operating loss carryforwards for which realizability is uncertain.

The Company has federal net operating loss carryforwards of $14,129,559 and $14,342,254 for the years ended December 31, 2025 and 2024, respectively. Net operating losses of $3,130,655 expire at various times from 2029-2037, with the remainder having no expiration date. The Company’s ability to benefit from the use of net operating loss carryforwards of $14,129,559 is limited annually under Section 382 of the Internal Revenue Code. The Company has state net operating losses of $24,078,816 and $24,374,619 for the years ended December 31, 2025 and 2024, respectively. State net operating loss carryforwards of $8,989,738 expire at various times from 2026 – 2037, with the remainder having no expiration date.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 15.   Income Taxes (continued)

A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 21% to income before income taxes for the years ended December 31, 2025 and 2024 follows:

	2025	2024
Tax expense at U.S. statutory rate	$2,937,506	$1,608,591
State income tax expense, net of federal income tax benefit	111,883	198,755
Nontaxable or nondeductible items:
Tax-exempt interest income	(8,883)	(8,883)
Disallowed interest expense	268	2,562
Life insurance surrender value	(88,414)	(87,679)
Excess tax benefit of stock-based compensation	(25,309)	(7,228)
Change in valuation allowance	(15,119)	73,307
Other, net	169,795	(42,286)
Total	$3,081,727	$1,737,139

The Company operates in various states, however, the majority of state income tax expense is accrued for and paid to South Carolina. For the year ended December 31, 2025, the Company paid federal income taxes, net of refunds, totaling $3,000,000 and state income taxes, net of refunds totaling $209,000 ($170,000 to South Carolina and $39,000 to other states) that totals $3,209,000. The Company had analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions. Tax returns for 2022 and subsequent years are subject to review by taxing authorities.

Note 16.   Related Party Transactions

Certain parties (principally certain directors and executive officers of the Company, their immediate families and business interests) are loan customers of the Company. In compliance with relevant law and regulations, the Company’s related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability. As of December 31, 2025 and 2024, the Company had related party loans totaling $79,785 and $251,868, respectively. Below is a table reflecting the loan activity during 2025 and 2024:

	2025	2024
Beginning balance	$251,868	$150,716
Paid off loans	(80,679)	(96,683)
New loans originated	32,584	200,679
Paid down loans	(123,988)	(2,844)
Ending balance	$79,785	$251,868

Deposits from directors and executive officers and their related interests totaled $4,821,897 and $5,824,574 at December 31, 2025 and 2024, respectively.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 17.   Commitments and Contingencies

In the ordinary course of business, the Company may, from time to time, become a party to legal claims and disputes. At December 31, 2025, management and legal counsel are not aware of any pending or threatened litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the consolidated financial statements.

Note 18.   Leases, right of use assets and lease liabilities

The Company has operating leases on eight of its facilities that are accounted for under ASC 842. The Company had operating right-of-use assets of $3,676,602 and $4,160,392 as of December 31, 2025 and 2024, respectively. The Company had lease liabilities of $4,324,991 and $4,968,426 as of December 31, 2025 and 2024, respectively.

Rental expense under the leases for the years ended December 31, 2025 and 2024 was $696,209 and $982,555, respectively, and was recorded within occupancy and equipment expense in the consolidated statements of operations. In addition, the Company wrote off the “right of use” asset associated with two leases in 2024 which totaled $538,274.

The weighted average remaining lease term as of December 31, 2025 was 8.64 years and the weighted average discount rate used was 2.85%. The following table shows future undiscounted lease payments for operating leases with initial terms of one year or more as of December 31, 2025:

2026	$674,042
2027	708,259
2028	612,902
2029	371,597
2030	374,930
Thereafter	1,853,357
Total undiscounted lease payments	4,595,087
Less effect of discounting	(270,096)
Present value of estimate lease payments (lease liability)	$4,324,991

Note 19.   Equity Incentive Plan

During 2021, shareholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”) under which an aggregate of 600,000 shares of common stock have been reserved for issuance as stock-based awards, including stock options, restricted stock, restricted stock units, and other stock-based awards. The maximum aggregate shares subject to options is restricted to 80,000 in any calendar year to any one participant. Options may be granted for a term of up to ten years from the effective date of the grant. The aggregate number of shares subject to awards of restricted stock and other stock-based awards is restricted to 50,000 in any calendar year to any one participant. At the time of adoption of the 2021 Plan, the Company sunset two equity incentive pools, the 2017 Equity Incentive Plan (the “2017 Plan”) and a Restricted Stock Reserve. The 2021 Plan, the 2017 Plan, and the Restricted Stock Reserve are referred to collectively as the “Plans.” At December 31, 2025 and 2024, there were 122,642 shares and 239,283 shares, respectively, available for grant under the 2021 Plan and no shares available for grant under the 2017 Plan or Restricted Stock Reserve.

The Company can issue restricted shares as of the grant date either by the issuance of share certificate(s) evidencing restricted shares or by documenting the issuance in uncertificated or book entry form on the Company’s stock records. Except as provided by the Plans, the employee does not have the right to make or

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 19.   Equity Incentive Plan (continued)

permit to exist any transfer or hypothecation of any restricted shares. When restricted shares vest, the employee must either pay the Company within two business days the amount of all tax withholding obligations imposed on the Company or make an election pursuant to Section 83(b) of the Internal Revenue Code to pay taxes at grant date.

Restricted shares may be subject to one or more employment, performance, or other conditions established at the time of grant. Under the terms of the Plans, the restricted shares will vest completely based on the individual grant’s vesting period, which is generally between two and ten years. The shares are forfeited entirely if the participant terminates employment for any reason other than changes in control or death or disability. Any shares of restricted stock that are forfeited will again become available for issuance under the Plans. An employee or director has the right to vote the shares of restricted stock after grant until they are forfeited. Compensation cost for restricted stock is equal to the market value of the shares at the date of the award and is amortized to compensation expense over the vesting period. Dividends, if any, will be paid on awarded but unvested stock.

Nonvested restricted stock for the years ended December 31, 2025 and 2024 is summarized in the following table.

	2025		2024
	Shares	Weighted- Average Grant-Date Fair Value	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1	215,755	$7.90	306,285	$7.86
Granted	—	—	15,473	8.79
Vested	(49,046)	8.68	(69,003)	6.93
Forfeited	(4,000)	9.74	(37,000)	8.00
Nonvested at December 31	162,709	$7.62	215,755	$7.90

The vesting schedule for these shares as of December 31, 2025 is as follows:

Shares
2026	76,009
2027	16,700
2028	12,500
2029	12,500
2030 and thereafter	45,000
Total	162,709

The Company recognized stock-based compensation costs related to restricted stock of $126,064 and $107,897 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, there was $618,983 of total unrecognized compensation cost related to the nonvested restricted stock that will be recognized over the remainder of their vesting schedule which currently ends in 2031.

No stock options were granted during the years ended December 31, 2025 and 2024.

Activity related to stock options is summarized in the following tables for the years ended December 31, 2025 and 2024.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 19.   Equity Incentive Plan (continued)

	Options	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price
Outstanding at December 31, 2024	100,000	3.00	$7.27
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Outstanding at December 31, 2025	100,000	2.00	7.27
Options exercisable as of December 31, 2025	100,000	2.00	7.27
Outstanding at December 31, 2023	169,440	0.80	$7.27
Granted	—	—	—
Exercised	69,440	—	—
Forfeited	—	—	—
Outstanding at December 31, 2024	100,000	0.80	7.27
Options exercisable as of December 31, 2024	100,000	0.80	7.27

The Company recognized stock-based compensation costs related to stock options of $0 and $579 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, there was no more unrecognized compensation cost related to the outstanding stock options. These stock options expire in 2027 and 2028.

The company from time-to-time also grants performance and/or time restricted stock units (“RSUs”) to key employees. These awards help align the interests of these employees with the interests of the shareholders of the Company by providing economic value directly related to the performance of the Company. Dividends are not paid in respect to the awards and the holder does not have the right to vote the shares during the vesting period. The value of the RSUs awarded is established as the fair market value of the stock at the time of the grant.

The Company recognizes expenses on a straight-line basis typically over the vesting period the performance and/or time target is to be achieved.

Nonvested RSUs for the year December 31, 2025 and 2024 are summarized in the following table.

	2025		2024
	Shares	Weighted- Average Grant-Date Fair Value	Shares	Weighted Average Grant-Date Fair Value
Nonvested at January 1	218,476	$8.30	177,153	8.12
Granted	147,720	8.36	123,272	8.64
Vested	(43,557)	9.87	(13,149)	9.08
Forfeited	(27,079)	7.79	(68,800)	8.48
Nonvested at December 31	295,560	$8.90	218,476	$8.30

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 19.   Equity Incentive Plan (continued)

The vesting schedule for these shares as of December 31, 2025 is as follows:

Shares
2026	110,863
2027	105,021
2028	60,626
2029	11,150
2030 and thereafter	7,900
Total	295,560

The Company recognized stock-based compensation costs related to restricted stock units of $1,224,553 and $325,625 for the year ended December 31, 2025 and December 31, 2024, respectively. As of December 31, 2025, there was $1,307,163 of unrecognized compensation cost related to nonvested RSUs that will be recognized over a total weighted-average period of 6 years.

Note 20.   Income Per Common Share

Net income available to common shareholders represents net income adjusted for preferred dividends including dividends declared, accretions of discounts and amortization of premiums on preferred stock issuances and cumulative dividends related to the current dividend period that have not been declared as of period end.

The following is a summary of the income per common share calculations for the years ended December 31, 2025 and 2024.

	2025	2024
Income available to common shareholders
Net income	$10,906,395	$5,922,818
Net income available to common shareholders	$10,906,395	$5,922,818
Basic income per common share:
Net income available to common shareholders	$10,906,395	$5,922,818
Average common shares outstanding – basic	7,851,400	7,846,631
Basic income per common share	$1.39	$0.74
Diluted income per common share:
Net income available to common shareholders	$10,906,395	$5,922,818
Average common shares outstanding – basic	7,851,400	7,846,631
Dilutive potential common shares	476,732	447,478
Average common shares outstanding – diluted	8,328,132	8,294,109
Diluted income per common share	$1.31	$0.71

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 21.   Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct adverse material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios (set forth in the table below) of Tier 1, Common Equity Tier 1 (“CET1”), and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk-weights ranging from 0% to 150%. Tier 1 capital of the Bank consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets, while CET1 is comprised of Tier 1 capital, adjusted for certain regulatory deductions and limitations. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital.

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. The Bank is required to maintain a required minimum leverage ratio of 4%.

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2025 and 2024.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2025
The Bank
Total capital (to risk-weighted assets)	$121,324	13.82%	$70,230	8.00%	$87,787	10.00%
Tier 1 capital (to risk-weighted assets)	111,674	12.72%	52,672	6.00%	70,230	8.00%
Tier 1 capital (to average assets)	111,674	10.16%	43,971	4.00%	54,964	5.00%
Common Equity Tier 1 Capital (to risk-weighted assets)	111,674	12.72%	39,504	4.50%	57,062	6.50%
December 31, 2024
The Bank
Total capital (to risk-weighted assets)	$114,021	13.47%	$67,714	8.00%	$84,642	10.00%
Tier 1 capital (to risk-weighted assets)	105,158	12.42%	50,785	6.00%	67,714	8.00%
Tier 1 capital (to average assets)	105,158	9.96%	42,222	4.00%	52,777	5.00%
Common Equity Tier 1 Capital (to risk-weighted assets)	105,158	12.42%	38,089	4.50%	55,017	6.50%

Note 22.   Unused Lines of Credit

The Company had available, at December 31, 2025, one unsecured line of credit, which was unused, to borrow from another financial institution up to $10,000,000 in Fed Funds. Also, as of December 31, 2025, the Company had the ability to borrow funds from the FHLB of up to $243,175,058.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements

Generally accepted accounting principles (“GAAP”) provide a framework for measuring and disclosing fair value that requires disclosures about the fair value of assets and liabilities recognized in the balance sheet, whether the measurements are made on a recurring basis (for example, available-for-sale investment securities) or on a nonrecurring basis (for example, impaired loans).

Fair value is defined as the exchange in price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, loans held for investment and certain other assets. These nonrecurring fair value adjustments typically involve application of the lower of cost or market accounting or the writing down of individual assets.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine the fair value. These levels are:

Level 1

Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2

Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3

Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Securities Available-for-Sale and Marketable Equity Securities — Securities available-for-sale and marketable equity securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange such as the New York Stock Exchange, Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Loans Held for Sale — Mortgage loans held for sale are comprised of loans originated for sale in the ordinary course of business. The fair value of mortgage loans originated for sale in the secondary market is based on purchase commitments or quoted prices for the same or similar loans and are classified as recurring Level 2. There were no loans held for sale requiring fair value adjustments at December 31, 2025 and 2024.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

Mortgage Servicing Rights — Fair Value Method — Mortgage servicing rights do not trade in an active market with readily observable market data. As a result, the Company estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The assumptions used in the discounted cash flow model are those that market participants would use in estimating future net servicing income. Assumptions in the valuation of mortgage servicing rights may include estimated loan repayment rates, the discount rate, servicing costs, and the timing of cash flows, among other factors. The Company measures mortgage servicing rights accounted for using the fair value method as recurring Level 3.

Derivative Financial Instruments, Non-designated — The fair value of interest rate lock commitments associated with the mortgage pipeline is based on fees currently charged to enter into similar agreements, and for mortgage loan forward sales commitments, the difference between current levels of interest rates and the committed rates is also considered. These financial instruments are classified as Level 2. Examples of derivatives classified as Level 2 include interest rate lock commitments written for the residential mortgage loans that the Company intends to sell.

Derivative Financial Instruments, Fair Value Hedge — Pay fixed swaps used to hedge interest rate risk related to the commercial real estate loan portfolio are reported at fair value utilizing Level 2 inputs. The fair values of the interest rate swap are based on derivative market data as of the valuation date.

The tables below present the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy at December 31, 2025 and 2024.

	December 31, 2025
	Total	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. Agency securities	$22,492,516	$—	$22,492,516	$—
Municipal securities	23,689,918	—	23,689,918	—
Mortgage-backed securities	93,916,333	—	93,916,333	—
Collateralized loan obligations	32,586,104	—	32,586,104	—
Corporate bonds	23,210,146	—	23,210,146	—
Total available-for-sale securities	195,895,017	—	195,895,017	—
Marketable equity securities	148,427	—	148,427	—
Mortgage servicing rights	3,542,568	—	—	3,542,568
Derivative assets (liabilities):
Mortgage loan interest rate lock commitments	366,622	—	366,622	—
Mortgage loan forward sales commitments	(32,305)	—	(32,305)	—
Derivative assets	139,806	—	139,806	—
Derivative liabilities	(150,202)	—	(150,202)	—
	$199,909,933	$—	$196,367,365	$3,542,568

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

	December 31, 2024
	Total	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. Agency securities	$18,132,765	$—	$18,132,765	$—
Municipal securities	28,194,102	—	28,194,102	—
Mortgage-backed securities	85,264,332	—	85,264,332	—
Collateralized loan obligations	25,552,800	—	25,552,800	—
Corporate bonds	18,701,559	—	18,701,559	—
Total available-for-sale securities	175,845,558	—	175,845,558	—
Marketable equity securities	137,172	—	137,172	—
Mortgage servicing rights	4,190,002	—	—	4,190,002
Derivative assets (liabilities):
Mortgage loan interest rate lock commitments	169,636	—	169,636	—
Mortgage loan forward sales commitments	82,656	—	82,656	—
	$180,425,024	$—	$176,235,022	$4,190,002

The changes in Level 3 assets measured at fair value on a recurring basis are summarized as follows:

Mortgage Servicing Rights
Balance, December 31, 2023	$4,365,624
Changes in fair value recognized in earnings(1)	241,398
Changes in unpaid principal balance(2)	(417,020)
Balance, December 31, 2024	4,190,002
Changes in fair value recognized in earnings(1)	(188,124)
Changes in unpaid principal balance(2)	(459,310)
Balance, December 31, 2025	$3,542,568

(1) Represents changes in value primarily due to market driven changes in interest rates and prepayment speeds.

(2)  Represents changes in value of the MSRs due to i) passage of time, including the impact from both regularly scheduled loan principal payments and partial paydowns, and ii) loans that paid off fully during the period.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the assets and liabilities measured at fair value on a nonrecurring basis at December 31, 2025 and December 31, 2024, aggregated by level in the fair value hierarchy within which those measurements fall.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

	Total	Level 1	Level 2	Level 3
December 31, 2025
Collateral-dependent loans	$1,538,978	$—	$—	$1,538,978
Mortgage servicing rights	$11,113,005	$—	$—	$11,113,005
Total	$12,651,983	$—	$—	$12,651,983

	Total	Level 1	Level 2	Level 3
December 31, 2024
Collateral-dependent loans	$796,424	$—	$—	$796,424
Mortgage servicing rights	$9,220,260	$—	$—	$9,220,260
Total	$10,016,684	$—	$—	$10,016,684

Collateral-dependent loans held for investment — Collateral-dependent loans are loans for which, based on current information and events, the Company has determined foreclosure of the collateral is probable, or where the borrower is experiencing financial difficulty and the Company expects repayment of the loan to be provided substantially through the operation or sale of the collateral and it is probable that the creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Collateral-dependent loans are classified as Level 3. There were two collateral-dependent loans at December 31, 2025, which were individually assessed for an allowance for credit losses. Neither loan required a reserve. There were two collateral-dependent loans at December 31, 2024 which were individually assessed for an allowance for credit losses. One loan did not require a reserve and the other loan required a reserve of $100,000.

Other Real Estate Owned (OREO) — Foreclosed assets are adjusted to fair value upon transfer of the loans to OREO. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charges to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on a current appraised value or when a current appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as nonrecurring Level 3. There was no OREO at December 31, 2025 or 2024.

Mortgage Servicing Rights — Amortization Method — Mortgage servicing rights do not trade in an active market with readily observable market data. As a result, the Company estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The assumptions used in the discounted cash flow model are those that market participants would use in estimating future net servicing income. Assumptions in the valuation of mortgage servicing rights may include estimated loan repayment rates, the discount rate, servicing costs, and the timing of cash flows, among other factors. The Company measures mortgage servicing rights accounted for using the amortization method as nonrecurring Level 3.

The Company had no liabilities measured at fair value on a non-recurring basis.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

For Level 3 assets and liabilities measured at fair value on a recurring or nonrecurring basis as of December 31, 2025 and December 31, 2024, the significant unobservable inputs used in the fair value measurements were as follows:

Asset	Fair Value as of December 31, 2025	Valuation Technique	Significant Observable Inputs	Significant Unobservable Inputs
Collateral-dependent loans	$1,538,978	Appraisal Value / Comparison sales	Appraisals and comparable sales	Management judgment
Mortgage servicing rights	$11,124,637	Discounted cash flows	Comparable sales	Weighted average discount rate – 8.5% Constant prepayment rate – 8.79%

	Fair Value as of December 31, 2024	Valuation Technique	Significant Observable Inputs	Significant Unobservable Inputs
Collateral-dependent loans	$796,424	Appraisal Value / Comparison sales	Appraisals and comparable sales	Management judgment
Mortgage servicing rights	$9,220,260	Discounted cash flows	Comparable sales	Weighted average discount rate – 8.5% Constant prepayment rate – 8.3%

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities. The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at December 31, 2025 and 2024.

December 31, 2025	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$32,131,875	$32,131,875	$32,131,875	$—	$—
Mortgage loan held for sale	12,279,860	12,279,860	—	12,279,860	—
Loans held for investments, net	771,108,364	749,851,373	—	—	749,851,373
Nonmarketable equity securities	1,764,000	1,764,000	—	1,764,000	—
Financial Liabilities:
Deposits without stated maturities	804,026,658	804,026,658	—	804,026,658	—
Deposits with stated maturities	144,093,173	144,156,743	—	144,156,743	—
FHLB Advances	20,000,000	20,000,000	—	20,000,000	—
Subordinated debentures	19,786,631	18,032,669	—	—	18,032,669

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

December 31, 2024	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and cash equivalents	$47,227,099	$47,227,099	$47,227,099	$—	$—
Mortgage loan held for sale	20,973,857	20,973,857	—	20,973,857	—
Loans held for investments, net	745,304,418	713,093,921	—	—	713,093,921
Nonmarketable equity securities	748,500	748,500	—	748,500	—
Financial Liabilities:
Deposits without stated maturities	789,815,630	789,815,630	—	789,815,630	—
Deposits with stated maturities	161,595,248	161,199,502	—	161,199,502	—
Subordinated debentures	25,754,267	23,120,807	—	—	23,120,807

Cash and cash equivalents

The carrying amount approximates fair value for these instruments.

Mortgage loans held for sale

Loans held for sale are carried at the lower of cost or fair value. These loans currently consist of one-to-four family residential real estate loans originated for sale to qualified third parties. Fair value is based upon the contractual price to be received from these third parties, which may be different than cost.

Loans held for investment, net

Fair values are estimated for portfolios of loans with similar financial characteristics, if collateral-dependent. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield and other risks inherent in the loan. The estimate of maturity is based upon the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Fair value for significant non-performing loans is generally based upon recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discounted rates are judgmentally determined using available market information and specific borrower information.

Nonmarketable equity securities

Nonmarketable equity securities are carried at original cost basis, as cost approximates fair value and there is no ready market for such investments.

Deposits

The fair value of deposits with no stated maturity date, such as noninterest-bearing demand deposits, savings and money market and checking accounts, is based on the carrying value. The fair value of time deposits is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 23.   Fair Value Measurements (continued)

Subordinated debentures

The fair value of subordinated debentures is estimated by using discounted cash flow analyses based on incremental borrowing rates for similar types of instruments.

Federal Home Loan Bank advances

Fair value is estimated based on discounted cash flows using current market rates for borrowing with similar terms.

Note 24.   First Reliance Bancshares, Inc. (Parent Company Only)

Condensed Balance Sheets

	December 31,
	2025	2024
Assets
Cash	$1,777,349	$4,779,126
Investment in banking subsidiary	108,681,577	96,852,999
Marketable equity securities	148,427	137,172
Nonmarketable equity securities	58,100	58,100
Investment in trust	310,000	310,000
Other assets	115,316	—
Deferred tax asset	1,949,323	1,576,701
Total assets	$113,040,092	$103,714,098
Liabilities
Junior subordinated debentures	$10,310,000	$10,310,000
Subordinated debentures	9,476,631	15,444,267
Accrued expenses	89,611	68,001
Accrued interest payable	98,288	135,514
Total liabilities	19,974,530	25,957,782
Shareholders’ equity	93,065,562	77,756,316
Total liabilities and shareholders’ equity	$113,040,092	$103,714,098

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 24.   First Reliance Bancshares, Inc. (Parent Company Only) (continued)

Condensed Statements of Operations

	For the years ended December 31,
	2025	2024
Income
Interest income	$20,553	$23,917
Dividend from wholly owned subsidiary	5,500,000	3,000,000
Gain on early extinguishment of debt	140,000	—
Gain on fair value of equity securities	11,255	8,655
Total income	5,671,808	3,032,572
Expenses
Interest expense	1,141,800	1,458,098
Salaries and employee benefits	329,426	373,765
Other expenses	63,577	51,773
Total expenses	1,534,803	1,883,636
Income before income taxes and equity in undistributed income of banking subsidiary	4,137,005	1,148,936
Equity in undistributed earnings of banking subsidiary	6,510,465	4,364,053
Net income before income taxes	10,647,470	5,512,989
Income tax benefit	258,925	409,829
Net income	$10,906,395	$5,922,818

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 24.   First Reliance Bancshares, Inc. (Parent Company Only) (continued)

Condensed Statements of Cash Flows

	For the years ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$10,906,395	$5,922,818
Adjustments to reconcile net income to net cash provided in operating activities:
Deferred income taxes	(372,622)	347,268
Net equity in undistributed earnings of banking subsidiary	(6,510,465)	(4,364,053)
Amortization of debt issuance costs	32,364	31,570
Gain on change in fair value of marketable equity securities	(11,255)	(8,655)
Stock based compensation expense	993,377	813,620
Increase in other assets	(115,316)	—
Decrease in accrued interest payable	(37,226)	(9,029)
Increase in other liabilities	21,611	—
Net cash provided in operating activities	4,906,863	2,733,539
Cash flows from financing activities
Issuances of common stock	122,497	102,809
Restricted stock forfeitures	(36,000)	(598,225)
Redemption of subordinated debentures	(6,000,000)	—
Decrease in nonvested restricted stock	390,669	177,589
Purchase of treasury stock	(2,385,806)	(877,468)
Net cash used in by financing activities	(7,908,640)	(1,195,295)
Net (decrease) increase in cash	(3,001,777)	1,538,244
Cash and cash equivalents, beginning of year	4,779,126	3,240,882
Cash and cash equivalents, ending of year	$1,777,349	$4,779,126

Note 25.   Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

In early February 2026, the Company entered into a letter of intent with another mortgage servicing provider to transfer approximately 47%, or $589.2 million of unpaid mortgage balances that support its mortgage servicing right (MSR) asset to another servicer. This transaction is expected to result in a minimal gain. The initial transfer date is March 31, 2026, with true-up adjustments occurring over the next five months and completed by August 31, 2026. The Company executed this transaction to reduce its risk associated with holding MSR asset as it relates to bank regulatory capital.

FIRST RELIANCE BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2025 and 2024

Note 25.   Subsequent Events (continued)

Management performed an evaluation to determine whether there have been any other subsequent events since the balance sheet date and determined that no other subsequent events occurred requiring accrual or disclosure.